EXHIBIT 23B



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Sparks State Bank
Sparks, Maryland



    We consent to the use in this registration statement on Form S-4 of our report dated January 31, 1995, on the financial statements of The Sparks State Bank appearing in the registration statement, and to the reference made to us under the caption "Experts" in the Prospectus.



                                          ROWLES & COMPANY



Baltimore, Maryland
May 25, 1995